Exhibit 10.1
FOX FACTORY, INC.
SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT
(Richard T. Winters)
This SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”), entered into as of August 5, 2022 (the “Effective Date”), by and between Fox Factory, Inc., a California corporation (the “Company”) and Richard T. Winters, an individual (“Executive”), amends Executive’s Employment Agreement with the Company originally entered into as of June 29, 2019, and subsequently amended by an amendment effective as of August 5, 2020 (the “Amended Employment Agreement”). All terms not otherwise defined herein shall have the meanings ascribed thereto in the Amended Employment Agreement.
RECITALS
WHEREAS, Executive and the Company hereto desire to amend certain provisions of the Amended Employment Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and the respective mutual agreements contained herein, the parties to this Amendment agree as follows:
1.Section 1 of the Amended Employment Agreement is hereby amended and restated in its entirety to read:
“Employment. The Company shall employ Executive upon the terms and conditions set forth in this Amendment for the period beginning on the date hereof and ending as provided in paragraph 4 hereof. Executive shall no longer serve in any capacity or hold a position with the Company’s parent or a Subsidiary of the Company. For purposes of clarity and avoidance of doubt, Executive shall no longer serve in any capacity or hold a position with any of the following entitles: Fox Factory Holding Corp.; ST USA Holding Corp.; RT Acquisition Corp.; FF US Holding Corp.; FF US Acquisition Corp.; SCA Performance Holdings, Inc.; SCA Performance Inc.; Rocky Ridge Trucks, Inc.; Rocky Mountain Truckworks, Inc.; and Shock Therapy Suspension, Inc. The employment relationship between Executive and the Company shall at all times be “at-will.” This means that the employment relationship is at the “will” of Executive and the Company and either Executive or the Company may elect to terminate the employment relationship at any time, for no particular reason or cause, upon notice to the other (including, if applicable, any notice required by Section 4(a)(v) or (vi), without further obligation to one another except as provided herein.”

2.Section 2(a) of the Amended Employment Agreement is hereby amended and restated in its entirety to read:

“(a)    Executive shall serve as Senior Executive Advisor of the Company, in such capacity as is determined, from time to time, by the Company’s Chief Executive Officer (the “CEO”).”
3.Section 3(a) of the Amended Employment Agreement is hereby amended and restated in its entirety to read:
“(a)    Base Salary. Executive’s base salary shall be $225,000 per annum, paid in accordance with the Company’s customary payroll practices.”
4.Section 3(b) of the Amended Employment Agreement is hereby deleted in its entirety, and Sections 3(c), (d), (e) and (f) shall be redesignated as Sections 3(b) through (e), respectively. For the avoidance of doubt, Executive shall not be eligible to receive any future performance bonus, including in respect of the 2022 fiscal year.
5.Section 3(g) of the Amended Employment Agreement shall be redesignated as Section 3(f), and shall be amended and restated in its entirety to read:
“(f)    Equity. Executive shall not be eligible to receive any future awards of restricted stock or any other equity awards. For purposes of clarity and avoidance of doubt, any equity awards previously granted to Executive that are still outstanding shall continue to be in effect subject to the terms and conditions set forth in the award agreements and to the terms and conditions of the plan or plans under which such equity awards were granted, without change.”
6.Section 4(b) of the Amended Employment Agreement is hereby amended and restated to read:
“(b)    Consequences of Termination. Executive shall not be entitled to any compensation following Executive’s termination of employment except to the extent required by law; provided, however, that in the event Executive’s employment is terminated by the Company other than for Cause prior to the end of the Term, Executive shall be entitled to be paid Executive’s Base Salary through the end of the Term. For purposes of clarity and avoidance of doubt, Executive’s resignation for Good Reason shall be treated in the same manner as a resignation that is not for Good Reason, and termination of Executive’s employment by reason of Executive’s death or Disability shall not be treated as a termination by the Company other than for Cause. For these purposes, “Term” means the period ending on August 4, 2023, in which case continuation of Executive’s Base Salary shall only be payable if Executive executes a Release and does not, thereafter, revoke such Release during any applicable revocation period.”
7.Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

	FOX FACTORY, INC.	EXECUTIVE
By:	/s/ Dale A. Silvia	/s/ Richard T. Winters
	Dale A. Silvia	Richard T. Winters
Its: Chief HR Officer

    3